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                                                                    Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of MetaTools, Inc. of our report dated April 22, 1996, except as to the pooling of interests with Ray Dream, Inc. which is as of May 24, 1996 and Note 11, which is as of February 11, 1997, which appears in Fractal Design Corporation's Form 8-K dated March
18, 1997. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
San Jose, California
April 22, 1997